UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2013

Intrepid Potash, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2013, Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) entered into an Amendment No. 1 to Credit Agreement and Amendment No. 1 to Guaranty (together, the “Amendment”) with each of the lenders named therein and U.S. Bank National Association , as administrative agent (“U.S. Bank”).  The Amendment amends the Credit Agreement, dated as of August 3, 2011 (the “Credit Facility”), by and among Intrepid, each of the lenders named therein and U.S. Bank.

The Credit Facility, as amended, continues to have loan commitments by the lenders of $250 million, consisting of a revolving credit facility, a swing line sub-facility of up to $25 million, and a letter of credit sub-facility of up to $25 million.

The Amendment provides for the following modified terms, among others:

•                  The maturity date of the Credit Facility was extended by two years to August 3, 2018.

•                  Our maximum allowable leverage ratio (as defined in the Credit Facility) increased to 3.5x.  Our minimum allowable fixed charge coverage ratio (as defined in the Credit Facility) remains at 1.3x.

•                  The applicable margins used to determine interest on any borrowings under the Credit Facility decreased.  We are required to pay interest on borrowings at a rate equal to an applicable margin plus, at our option, either a variable base rate or a Eurodollar rate.  Under the Amendment, the applicable margin for Eurodollar rate loans ranges from 1.125% to 2.25% and the applicable margin for base rate loans ranges from 0.125% to 1.25%, in each case depending on our leverage ratio.

•                  The quarterly commitment fee that we are required to pay on the outstanding portion of the unused revolving credit facility decreased to an amount between 0.15% and 0.35%, depending on our leverage ratio.

We do not currently have any borrowings under the Credit Facility.

The description set forth above is qualified in its entirety by the Amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On August 5, 2013, we issued a press release announcing that we entered into the Amendment.  A copy of the press release is included as Exhibit 99.1 to this report and incorporated by reference into this Item 8.01.

Item 9.01.                       Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement and Amendment No. 1 to Guaranty, dated as of August 5, 2013, by and among, Intrepid Potash, Inc., each of the lenders named therein, and U.S. Bank National Association, as Administrative Agent

99.1	Press Release, dated August 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: August 5, 2013	By:	/s/ Martin D. Litt
Martin D. Litt
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement and Amendment No. 1 to Guaranty, dated as of August 5, 2013, by and among, Intrepid Potash, Inc., each of the lenders named therein, and U.S. Bank National Association, as Administrative Agent

99.1	Press Release, dated August 5, 2013